UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2021

Woodbridge Liquidation Trust
(Exact name of registrant as specified in its charter)

Delaware	No. 000-56115	36-7730868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14140 Ventura Boulevard, Suite 302 Sherman Oaks, California	91423
(Address of principal executive offices)	(Zip Code)

(310) 765-1550
  (Registrant’s telephone number, including area code)

  N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events
On August 6, 2021 Woodbridge Liquidation Trust (the “Trust”) agreed to the terms of a settlement of two pending actions against Comerica Bank.  The terms of the settlement, reached following negotiations with Comerica Bank and the plaintiffs in a putative class action against Comerica Bank in the United States District Court for the Central District of California (the “District Court”), are the subject of a Settlement Agreement among the plaintiffs, Comerica Bank, and the Trust (the “Settlement Agreement”).

Comerica Bank is the institution at which Woodbridge Group of Companies, LLC and its affiliated debtors in bankruptcy (the “Debtors”) maintained all of their bank accounts, and these actions arise out of the Debtors’ former banking relationships with Comerica Bank.  The Trust was formed pursuant to the Debtors’ bankruptcy plan (the “Plan”), and its purposes include the prosecution of causes of action vested in, or acquired by, the Trust pursuant to the Plan, and the distribution of cash, subject to reserves and expenses, to holders of interests in the Trust.

The Settlement Agreement resolves two actions.  One of the actions, captioned In re Woodbridge Investments Litigation, Case No. 2:18-cv-00103-DMG-MRW (C.D. Cal.), is a consolidated putative class action in District Court brought on behalf of former noteholders and unitholders of the Debtors (the “California Class Action”).  The California Class Action is comprised of five separate lawsuits filed between January 4, 2018 and April 26, 2018 and, as consolidated, asserted claims for aiding and abetting fraud, aiding and abetting breach of fiduciary duty, negligence, and violations of California’s unfair competition law.  The Trust believes that it is the largest member of the putative class in the California Class Action, as holder of approximately 60.9% of all claims against Comerica based on the claims contributed to the Trust by former investors of the Debtors.

The other action resolved by the settlement, captioned Michael I. Goldberg as trustee for the Woodbridge Liquidation Trust v. Comerica Bank, Adv. Pro. No. 20-ap-50452-BLS (Bankr. D. Del.), is an adversary proceeding pending in the United States Bankruptcy Court for the District of Delaware, in which the Trust has asserted claims against Comerica Bank for fraudulent transfers under the California Civil Code (the “Delaware Adversary Action”). The Delaware Adversary Action also incorporates the claims asserted against Comerica Bank in the California Class Action to the extent that such claims may ultimately be determined to belong to the Debtors’ estates rather than to individual former noteholders and unitholders.

Under the terms of the Settlement Agreement, the California Class Action is required to be settled as a class action, subject to District Court approval, on the basis of a class defined to consist of (i) the Trust, as assignee of the claims of the holders of Net Claims (as defined in the Settlement Agreement) in Class 3 (Standard Note Claims, as defined in the Plan) and Class 5 (Unit Claims, as defined in the Plan) of the Plan who are Contributing Claimants (as defined in the Plan) and (ii) the holders of Net Claims (as defined in the Settlement Agreement) in Class 3 (Standard Note Claims, as defined in the Plan) and Class 5 (Unit Claims, as defined in the Plan) of the Plan who are not Contributing Claimants (as defined in the Plan).  For purposes of distributions under the Settlement Agreement, the holders of Net Claims who are not Contributing Claimants are deemed to be the holders of such Net Claims as of February 15, 2019.

Under the Settlement Agreement, Comerica Bank has agreed to pay (including through its insurers) an aggregate of $54.5 million, consisting of $54.2 million to settle the California Class Action (the “Class Payment”) and $300,000 to settle the Delaware Adversary Action (the “FT Payment”).  The Class Payment is intended to provide recoveries to members of the plaintiff class and to fund, in amounts to be determined by the District Court, the legal fees of plaintiffs’ counsel in the California Class Action, not to exceed 25% of the California Class Action settlement payment, the costs of administering the settlement, and certain incentive award for the class representatives.  Under the Settlement Agreement, Comerica Bank (and certain related parties) is required to be released from all claims advanced, or that could have been advanced, related to the facts alleged in the California Class Action or the Delaware Adversary Action.

The settlement amount is to be paid within ten business days of the Settlement Effective Date (as defined in the Settlement Agreement).  The Net Class Consideration (defined as the Class Payment minus Court-awarded attorneys’ fees and costs) is required to be distributed to class members as set forth in the Settlement Agreement, resulting in a distribution to the Trust of approximately 60.9% of the Net Class Consideration (corresponding to the Trust’s holding of approximately 60.9% of all claims against Comerica based on the claims contributed to the Trust by former investors of the Debtors).  No costs of administration or incentive award will be deducted from the Trust’s share of the Net Class Consideration.  The Trust has agreed not to opt out of the settlement with respect to these claims.  The FT Payment is required to be distributed to the Trust. The FT Payment is not subject to reduction for any reason, including attorneys’ fees, costs of administration, or incentive awards.

The proposed settlement of the California Class Action is subject to court approval, and settlement of the Delaware Adversary Action is subject to settlement of the Class Action. Court approval and payment of the proposed settlement amounts is expected by the first quarter of calendar year 2022 but could be delayed by appeals or other proceedings.  Additionally, Comerica has the right to terminate the settlement if class members accounting for more than an agreed amount of claims elect to opt out of the settlement.

Forward-Looking Statements:

This Current Report on Form 8-K may contain forward-looking statements.  Forward-looking statements include statements (other than historical facts) that address future plans, goals, expectations, activities, events or developments.  Forward-looking statements are based on current expectations and are subject to substantial risks, uncertainties and other factors, many of which are beyond our control and not all of which can be predicted by the Trust.  Accordingly, the Trust cannot guarantee that any forward-looking statements will be realized, as actual results may differ materially from those identified or implied in any forward-looking statement.  Forward-looking statements included in this press release include, without limitation, statements regarding the timing of final court approval of the settlement.  Among the factors that may cause actual results to differ materially include potential objections to the proposed settlement by third parties, the ability of the settlement parties to obtain prompt court approval of the proposed settlement, the number of plaintiffs who opt-out of the proposed settlement, whether approval of the proposed settlement is appealed, and other risks.  All forward-looking statements speak only as of the date they were made.  The Trust does not undertake a duty to publicly update or revise such forward-looking statements or other information contained herein, whether as a result of new information, subsequent events, circumstances, changes in expectations or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Woodbridge Liquidation Trust

Date: August 12, 2021	By:	/s/ Michael I Goldberg
Michael I. Goldberg,
Liquidation Trustee